Exhibit 10.8.1

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
AND PRELIMINARY ESCROW INSTRUCTIONS
[Portion of DiCon Fiberoptics Inc. Land, Regatta Boulevard, Richmond, California]

This First Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions (the “First Amendment”) is entered into as of March 1, 2004, between DICON FIBEROPTICS, INC., a California corporation (“Seller”) and PULTE HOME CORPORATION, a Michigan corporation (“Buyer”).

RECITALS

A.	Seller and Buyer entered into a Purchase and Sale Agreement and Preliminary Escrow Instructions as of February 27, 2004 (the “Agreement”).

B.	Seller and Buyer desire to amend the Agreement as provided in this First Amendment.

The parties agree as follows:

Agreement.

1.	Section 3.5 of the Agreement is hereby amended by substituting the date “August 26, 2004” for the date “April 26, 2004”.

2.	Except as amended by this First Amendment, all terms, conditions and provisions of the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed this First Amendment as of the date first above written.

Seller:	Buyer:

DICON FIBEROPTICS, INC.,	PULTE HOME CORPORATION
a California corporation	a Michigan corporation

By: /s/ Ho-Shang Lee	By: /s/ J. Steven Kalmbach
Name: Ho-Shang Lee, Ph.D.	Name: J. Steven Kalmbach
Its: President & CEO	Its: Division President

Acceptance by Escrow Holder

CHICAGO TITLE COMPANY hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing First Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions and agrees to act as Escrow Agent thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Agent.

CHICAGO TITLE COMPANY

By: /s/ Laurrie Edwards

Name: Laurrie Edwards
Its: AVP
Date of Execution: 3/1/04